Exhibit 10.1.           Genesis Financial, Inc. Stock Investment Agreement dated January 25, 2002

GENESIS FINANCIAL, INC.

STOCK INVESTMENT AGREEMENT

This Agreement is made as of January 25, 2002, among GENESIS FINANCIAL, INC., a Washington corporation (the “GENESIS”), and the Purchasers listed in Section 1.1.2, below (the “Purchasers”).

1.                                       Authorization and Sale of Common Stock and Convertible Debt.

1.1.                              Common Stock.

1.1.1.                     Authorization.  GENESIS will authorize the sale and issuance of up to 500,000 shares (the “Shares”) of its common stock (the “Common Stock”).

1.1.2.                     Sale of Common Stock. Subject to the terms and conditions hereof, GENESIS will severally issue and sell to each of such Purchasers, and the Purchasers will severally buy from GENESIS, the total number of shares of Common Stock at the aggregate purchase price set forth in the following table.  References to “Purchaser” in the remainder of this Stock Investment Agreement (this “Agreement”) will be to the individual listed purchasers set forth in the Table, or all of the listed purchasers, as the context requires.

Name	Shares	Consideration
Michael A. Kirk (“Kirk”)	25,000	$25,000
Douglas B. Durham (“Durham”)	25,000	$25,000
Temporary Financial Services, Inc. (“TFS”)	200,000	$200,000
Temporary Financial Services, Inc. (“TFS”)	250,000	50,000 shares of TFS Common Stock valued at $5.00 per share or $250,000 in the aggregate.
Totals	500,000	$500,000

1.2.                              Convertible Debt.  In addition to the Common Stock being purchased pursuant to Section 1.1, TFS will also loan Genesis $200,000 in the form of Convertible Debt, evidenced by a Convertible Note (the “Convertible Note”), incorporating the following terms and conditions is attached as Exhibit A.

1.2.1.                     The Convertible Note will mature on January 4, 2004.

1.2.2.                     The interest rate will be 6%, and interest shall accrue from the date the principal amount is advanced to GENESIS.

1.2.3.                     TFS will enter into appropriate subordination agreements with GENESIS’ senior lender if required by Genesis’ senior secured lender or if necessary to facilitate favorable terms on the senior secured debt.

1.2.4.                     The Convertible Note will contain loan covenants and default provisions that mirror the default provisions of any senior secured debt.

1.2.5.                     The Convertible Note will be convertible into additional shares of Genesis’ common stock at the rate of $1.00 per share for the principal at the date of conversion (up to a maximum of 200,000 shares).  If the holder of the Convertible Note elects to convert, the interest accrued to the date of conversion may be converted into stock at the rate of $1.00 per share, or paid in cash, at the election of Genesis.  The Convertible Debt may be converted into Common Stock at any time after January 1, 2003.

1.2.6.                     The common stock underlying the conversion feature of the Convertible Note is hereafter referred to as the Conversion Stock.

2.                                       Closing Dates: Delivery

2.1.                              Closing Dates. The closing of the purchase and sale of the Common hereunder shall be held at the offices of Temporary Financial Services, Inc. at 1:00 p.m., on January 25, 2002 (the “Closing”), or at such other time and place that GENESIS and the Purchasers shall agree (the date of the Closing is hereinafter referred to as the “Closing Date”).

2.2.                              Delivery.

2.2.1.                     At the Closing, GENESIS will deliver to each Purchaser a certificate or certificates, registered in such Purchaser’s name and in the amount as set forth on the Section 1.1.2, against payment of the purchase price.

2.2.2.                     At the Closing, GENESIS will deliver to TFS, the executed Convertible Note against payment of the face amount.

2.2.3.                     At Closing, TFS will deliver payment for the Common Stock, the Convertible Note, and a Certificate for 50,000 shares of TFS Common Stock.

3.                                       Representations and Warranties of GENESIS

3.1.                              Organization and Standing; Articles and Bylaws. GENESIS is a corporation duly organized and existing under, and by virtue of, the laws of the State of Washington and is in good standing under such laws. GENESIS has requisite corporate power and authority to own and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted. GENESIS is not presently qualified to do business as a foreign corporation in any jurisdiction, and the failure to be so qualified will not have a materially adverse affect on GENESIS’ business as now conducted or as now proposed to be conducted.

3.2.                              Corporate Power. GENESIS will have at the Closing Date all requisite legal and corporate power and authority to execute and deliver this agreement, to sell and issue the Common Stock hereunder, and to carry out and perform its obligations under the terms of this Agreement.

3.3.                              Subsidiaries. GENESIS has no subsidiaries or affiliated companies and does not otherwise own or control, directly or indirectly, any equity interest in any corporation, association or business entity.

3.4.                              Capitalization. The authorized capital stock of GENESIS consists, or at the Closing Date will consist, of 100,000,000 shares of common stock, of which 1,400,000 shares are issued and outstanding, and 10,000,000 shares of Preferred Stock, none of which is issued and outstanding. The outstanding shares have been duly authorized and validly issued, and are fully paid and nonassessable. GENESIS has reserved shares of Common Stock for issuance hereunder, 224,000 shares of common stock for issuance upon conversion of the Convertible Note, and 650,000 shares of common stock for issuance to employees, consultants, or directors under stock plans or arrangements approved by its Board of Directors. No options to purchase shares of common stock are currently issued and outstanding. All outstanding securities of GENESIS were issued in compliance with applicable federal and state securities laws.

3.5.                              Authorization. All corporate action on the part of GENESIS, its directors and shareholders necessary for the authorization, execution, delivery and performance of this Agreement by GENESIS, the authorization, sale, issuance and delivery of the Common Stock, the Convertible Note and the Conversion Stock and the performance of all of GENESIS’ obligations hereunder has been taken or will be taken prior to the Closing. This Agreement, when executed and delivered by GENESIS, shall constitute a valid and binding obligation of GENESIS, enforceable in accordance with its terms. The Shares, when issued in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable.

3.6.                              Financial Statements. GENESIS is a newly formed company and all of the company’s initial capitalization will be the result of the transactions described in this Agreement.  Accordingly, financial statements will not be required prior to the Closing Date.

3.7.                              Material Liabilities. GENESIS has no material liabilities or obligations, except the liabilities and obligations incurred in connection with the organization of the corporation and the preparation of documentation for this transaction.

3.8.                              Litigation, etc. There are no actions, suits, proceedings or investigations pending against GENESIS or its properties before any court or governmental agency (nor, to the best of GENESIS’ knowledge, is there any reasonable basis for or threat of such litigation).

3.9.                              Employees. To the best of GENESIS’ knowledge, no employee of GENESIS is in violation of any term of any employment contract or any other contract or agreement relating to the relationship of such employee with GENESIS or any other party as a result of the business conducted or to be conducted by GENESIS.

3.10.                        Certain Transactions. GENESIS is not indebted, directly or indirectly, to any of its officers, directors or shareholders or to their respective spouses or children, and none of its officers, directors or, to the best of GENESIS’ knowledge, shareholders, or any members of their immediate families, are indebted to GENESIS.

3.11.                        Material Contracts and Obligations. Except as noted on Exhibit B (attached), GENESIS is not subject to any material contracts or obligations.

3.12.                        Registration Rights. Except as set forth in this Agreement, GENESIS is not under any contractual obligation to register any of its presently outstanding securities or any of its securities which may hereafter be issued.

3.13.                        Governmental Consent, etc. No consent, approval or authorization of (or designation, declaration or filing with) any governmental authority is required in connection with the valid execution and delivery of this Agreement, or the offer, sale or issuance of the Common Stock, or the consummation of any other transaction contemplated hereby.

3.14.                        Offering.  The offer, sale and issuance of the Common Stock and the Convertible Debt to be issued in conformity with the terms of this Agreement, constitute transactions exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the “Securities Act”).

3.15.                        Brokers or Finders; Other Offers. Except as described in Exhibit C (attached), GENESIS has not incurred, and will not incur, directly or indirectly, as a result of any action taken by GENESIS, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement.

3.16.                        Employee Benefit Plans. GENESIS does not have any Employee Benefit Plan as defined in the Employee Retirement Income Security Act of 1974, as amended.  It is understood by the parties that GENESIS intends to adopt an Employee Benefit Plan following the Closing Date.  The Employee Benefit Plan will allow for grants of incentive stock options (ISO’s), and for Non-qualified Stock Options (NQSO’s).  As described in Section 3.4., GENESIS intends to reserve up to 650,000 Common shares for distribution under the plan.  Of the 650,000 shares reserved for issuance under the plan, options for 500,000 shares are reserved for key employees and/or consultants of GENESIS, and 150,000 may be directed to persons selected by TFS.  The grant of options under the plan will be subject to the discretion and approval of the Board of Directors of GENESIS.  Any options issued to Kirk, Durham, TFS, Coghlan, or their affiliates will include vesting at 20% per year over a five year period and an option price of 120% of the fair market value of the shares at the time of the grant.

3.17.                        Minute Books. The minute books of GENESIS provided to counsel for the Purchasers contain a complete summary of all meetings of directors and shareholders since the time of incorporation and reflect all transactions referred to in such minutes accurately in all material respects.

3.18.                        Disclosure. This Agreement with the Exhibits and GENESIS’ Business Plan, when taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. The Business Plan and the financial projections contained in the Business Plan were prepared in good faith; however, GENESIS does not warrant that it will achieve such financial projections.

4.                                       SECTION 4 - Representations and Warranties of the Purchasers

Each Purchaser hereby severally represents and warrants to GENESIS with respect to the purchase of the Shares as follows:

4.1.                              Experience. It has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to GENESIS so that it is capable of evaluating the merits and risks of its investment in GENESIS and has the capacity to protect its own interests.

4.2.                              Investment Intent. It is acquiring the Common Stock for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof. It understands that the Shares and the Conversion Stock have not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of such Purchaser’s representations as expressed herein and in the Suitability Questionnaire.

4.3.                              Rule 144. It acknowledges that the Common Stock must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from such registration is available. It is aware of the provisions of Rule 144 promulgated under the Securities Act (Rule 144) which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the shares.

4.4.                              No Public Market. It understands that no public market now exists for any of the securities issued by GENESIS and that GENESIS has made no assurances that a public market will ever exist for GENESIS’ securities.

4.5.                              Access to Data. It has had an opportunity to discuss GENESIS’ business, management and financial affairs with GENESIS’ management and has had the opportunity to review GENESIS’ facilities and Business Plan. It has also had an opportunity to ask questions of officers of GENESIS, which questions were answered to its satisfaction. It understands that such discussions, as well as any written information issued by GENESIS, including the Business Plan, were intended to describe certain aspects of GENESIS’s business and prospects but were not a thorough or exhaustive description.

4.6.                              Authorization. This Agreement when executed and delivered by such Purchaser will constitute a valid and legally binding obligation of the Purchaser, enforceable in accordance with its terms.

4.7.                              Brokers or Finders. Except as described in Exhibit C, GENESIS has not incurred and will not incur, directly or indirectly, as a result of any action taken by such Purchaser, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement.

5.                                       Purchasers’ Conditions to Closing

The Purchasers’ obligations to purchase the Shares at the Closing are subject to the fulfillment of the following conditions, the waiver of which shall not be effective against any Purchaser who does not consent in writing thereto:

5.1.                              Representations and Warranties Correct. The representations and warranties made by GENESIS in Section 3 hereof shall be true and correct when made, and shall be true and correct on the Closing Date.

5.2.                              Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by GENESIS on or prior to the Closing Date shall have been performed or complied with in all material respects.

5.3.                              Compliance with State Securities Laws. GENESIS shall have obtained all permits and qualifications required by any state for the offer and sale of the Shares and the Convertible Debt (including the underlying stock to be issued on conversion), or shall have the availability of exemptions therefrom.

5.4.                              Legal Matters. All material matters of a legal nature which pertain to this Agreement and the transactions contemplated hereby shall have been reasonably approved by counsel to the Purchasers.

5.5.                              Directors. Effective as of the Closing Date, GENESIS’s Board of Directors will consist of Michael A. Kirk, Douglas B. Durham and Brad E. Herr.

6.                                       SECTION 6 - GENESIS’s Conditions to Closing

GENESIS’s obligation to sell and issue the Shares at the Closing Date is, at the option of GENESIS, subject to the fulfillment as of the Closing Date of the following conditions:

6.1.                              Representations and Warranties Correct. The representations made by the Purchasers in Section 4 hereof shall be true and correct when made, and shall be true and correct on the Closing Date.

6.2.                              Compliance with State Securities Laws. GENESIS shall have obtained all permits and qualifications required by any state for the offer and sale of the Shares and the Conversion Stock, or shall have the availability of exemptions therefrom.

6.3.                              Legal Matters. All material matters of a legal nature which pertain to this Agreement, and the transactions contemplated hereby, shall have been reasonably approved by counsel to GENESIS and counsel to Purchasers.

6.4.                              Grant of Option.  At or prior to Closing, TFS shall have provided to Kirk and Durham, an option to purchase up to 200,000 shares of the Genesis Common Stock that TFS is acquiring pursuant to this Stock Investment Agreement.  The form of the Option is attached as Exhibit D.

7.                                       SECTION 7 - Affirmative Covenants of GENESIS

GENESIS hereby covenants and agrees as follows:

7.1.                              Financial Information. Subject to Section 7.4, GENESIS will mail the following reports to each Purchaser for so long as such Purchaser is a holder of any of the Common Stock or Convertible Note:

7.1.1.                     As soon as practicable after the end of each fiscal year, and in any event within 90 days thereafter, consolidated balance sheets of GENESIS and its subsidiaries, if any, as of the end of such fiscal year, and consolidated statements of operations and consolidated statements of cash flows of GENESIS and its subsidiaries, if any, for such year, prepared in accordance with generally accepted accounting principles and setting forth in each case in comparative form similar information for the previous fiscal year, all in reasonable detail and audited or reviewed by independent public accountants selected by GENESIS.

7.1.2.                     As soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of GENESIS and in any event within 45 days thereafter, a consolidated balance sheet of GENESIS and its subsidiaries, if any, as of the end of each such quarterly period, and consolidated statements of operations and consolidated statements of cash flows of GENESIS and its subsidiaries, if any, for such period and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles (other than for accompanying notes), all in reasonable detail and certified by an officer of GENESIS.

7.2.                              Assignment of Rights to Financial Information. The rights granted pursuant to Section 7.1 may not be assigned or otherwise conveyed by any Purchaser or by any subsequent transferee of any such rights without the prior written consent of GENESIS.

7.3.                              Termination of Covenants. The covenants set forth in Sections 7.1 shall terminate and be of no further force or effect at such time as GENESIS is required to file reports pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

7.4.                              Key Man Life Insurance. As soon as possible after the Closing Date, GENESIS shall use its best efforts to obtain and shall thereafter maintain key man life insurance on the lives of Michael A. Kirk and Douglas B. Durham in the amount of $-0- each, with all proceeds payable to GENESIS.

7.5.                              Employment Agreements.  GENESIS will enter into employment agreements with Kirk and Durham.  The form of the employment agreements are included as Exhibit E (attached).

7.6.                              Confidentiality Agreements. Unless otherwise determined by the Board of Directors, all future employees and consultants of GENESIS who have access to confidential information shall be required to execute and deliver Confidentiality Agreements in substantially the form of Exhibit F attached hereto.  Prior to Closing, Genesis shall have obtained such Confidentiality Agreements from Kirk and Durham (contained in their employment agreements).

7.7.                              Taxes and Other Liabilities. GENESIS will pay and discharge, before the same become delinquent and before penalties accrue thereon, all undisputed taxes, assessments and governmental charges upon or against it or any of its properties, and all its other undisputed material liabilities at any time existing.

7.8.                              Notice of Litigation and Disputes. GENESIS will promptly notify each Purchaser that is entitled to receive financial statements pursuant to Section 7.1 of any suits or litigation instituted against it, if such suit would have a material adverse effect on GENESIS.

7.9.                              Election of Directors. So long as at least one-quarter of the Common Stock issued hereunder and/or upon conversion of the Convertible Note are held of record by Purchasers, (a) KIRK and DURHAM agree that in any election of a director or directors of GENESIS, they shall vote all of their shares of capital stock of GENESIS in such a manner that immediately after such election GENESIS’ Board of Directors shall include at least one representative selected by Temporary Financial Services, Inc., (b) GENESIS will use its best efforts to cause such representative(s) to be elected to GENESIS’s Board of Directors; and (c) in the event of any vacancy on the Board of Directors, GENESIS and KIRK and DURHAM will use their best efforts to fill the vacancy such that the Board will include the representative(s) selected by Temporary Financial Services,Inc.  If GENESIS is determined to be in default under its senior credit facility, or is in default under the Convertible Note, TFS will be entitled to the number of representatives equal to a majority of the Board of Directors, and that number shall be substituted for “one” in Paragraph 7.8(a), above.

7.10.                        Use of Proceeds. GENESIS shall use the proceeds from the sale of the Shares and the Convertible Debt for working capital in accordance with the financial projections included in the Business Plan.

7.11.                        Rule 144 Reporting. With a view to making available to the Purchasers the benefits of certain rules and regulations of the Securities and Exchange Commission which may permit the sale of the Common Stock and Conversion Stock to the public without registration, after such time as a public market exists for the Common Stock of GENESIS, GENESIS agrees to use its best efforts to:

7.11.1.               Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the date that GENESIS becomes subject to the reporting requirements of the Exchange Act;

7.11.2.               Use its best efforts to file with the Securities and Exchange Commission in a timely manner all reports and other documents required of GENESIS under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

7.11.3.               So long as a Purchaser owns any Restricted Securities (as defined in Section 8.1 hereof), furnish to the Purchaser forthwith upon request a written statement by GENESIS as to its compliance with the reporting requirements of Rule 144, and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of GENESIS filed with the Securities and Exchange Commission, and such other reports and documents of GENESIS and other information in the possession of or reasonably obtainable by GENESIS as a Purchaser may reasonably request in availing itself of any rule or regulation of the Securities and Exchange Commission allowing a Purchaser to sell any such securities without registration.

8.                                       SECTION 8 — Restrictions on Transferability of Securities; Compliance with Securities Act; Registration Rights

8.1.                              Restrictions on Transferability. The Common Stock and the Convertible Note and/or the Conversion Stock shall not be sold, assigned, transferred or pledged except in compliance with applicable laws and regulations governing the transfers of restricted securities.

8.2.                              Restrictive Legend. Each certificate representing (i) the Common Stock, (ii) the Convertible Note, (iii) the Conversion Stock and (iv) any other securities issued in respect of the Common Stock, the Convertible Note, or the Conversion Stock, upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall be stamped or otherwise imprinted with a legend in the following form (in addition to any legend required under applicable state securities laws):

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED. COPIES OF THE AGREEMENT COVERING THE PURCHASE OF THESE SHARES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE CORPORATION AT THE PRINCIPAL EXECUTIVE OFFICES OF THE CORPORATION.

8.3.                              Each Purchaser and Holder consents to GENESIS making a notation on its records and giving instructions to any transfer agent of the Shares or the Conversion Stock in order to implement the restrictions on transfer established in this Section 8.

8.4.                              Registration Rights.

8.4.1.                     Notice of Registration. If at any time or from time to time GENESIS shall determine to register any of its securities, either for its own account or the account of a security holder or holders, other than a registration relating solely to employee benefit plans or a registration relating solely to a Commission Rule 145 transaction, GENESIS will:

8.4.1.1.                                    promptly give to each Purchaser under this Agreement written notice thereof; and

8.4.1.2.                                    include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within 20 days after receipt of such written notice from GENESIS, by any Purchaser.

8.4.1.3.                                    For this purpose, the Registrable Securities include all of the Common Stock, and the Conversion Stock (if any is then outstanding), being purchased by Purchasers in accordance with the terms of this Stock Investment Agreement. In this Section 8, the owners of the Registrable Securities at the time of the proposed registration are referred to as Holders of the securities.

8.4.2.                     Underwriting. If the registration of which GENESIS gives notice is for a registered public offering involving an underwriting, GENESIS shall so advise the Purchasers as a part of the written notice given pursuant to Section 8.4.1.1. In such event the right of any Purchaser to registration pursuant to this Section 8.4 shall be conditioned upon:

8.4.2.1.                                    such Purchaser’s participation in such underwriting and the inclusion of such Purchaser’s Registrable Securities in the underwriting to the extent provided herein.

8.4.2.2.                                    All Purchasers proposing to distribute their securities through such underwriting shall (together with GENESIS and any other shareholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by GENESIS. Notwithstanding any other provision of this Section 8.4, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the Registrable Securities to be included in such registration.

8.4.2.2.1.                           GENESIS shall so advise all Holders and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders at the time of filing the registration statement. To facilitate the allocation of shares in accordance with the above provisions, GENESIS may round the number of shares allocated to any Holder or other shareholder to the nearest 100 shares.

8.4.2.2.2.                           If any Holder or other shareholder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to GENESIS and the managing underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration, and shall not be transferred in a public distribution prior to 90 days after the effective date of the registration statement relating thereto, or such other shorter period of time as the underwriters may require. GENESIS may include shares of Common Stock held by shareholders other than Holders in a registration statement pursuant to this Section 8.6 to the extent that the amount of Registrable Securities otherwise includible in such registration statement would not thereby be diminished.

8.4.3.                     Right to Terminate Registration. GENESIS shall have the right to terminate or withdraw any registration initiated by it under this Section 8.4 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

8.5.                              Limitations on Subsequent Registration Rights. From and after the Closing Date, GENESIS shall not enter into any agreement granting any holder or prospective holder of any securities of GENESIS registration rights with respect to such securities unless (i) such new registration rights, including standoff obligations, are on a pari passu basis with those rights of the Holders hereunder; or (ii) such new registration rights, including standoff obligations, are subordinate to the registration rights granted Holders hereunder.

8.6.                              Expenses of Registration.  All Registration Expenses incurred in connection with registrations pursuant to Section 8.4, shall be borne by GENESIS. Unless otherwise stated, all Selling Expenses relating to securities registered on behalf of the Holders and all other Registration Expenses shall be borne by the Holders of such securities pro rata on the basis of the number of shares so registered.

8.7.                              Information by Holder. The Holder or Holders of Registrable Securities included in any registration shall furnish GENESIS such information regarding such Holder or Holders, the Registrable Securities held by them and the distribution proposed by such Holder or Holders as GENESIS may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 8.

8.8.                              Indemnification.  If a registration is effected pursuant to Section 8.4, GENESIS will indemnify Purchasers, and Purchasers will indemnify GENESIS for any expenses, claims, losses, damages, or liabilities, which result to the party seeking indemnification as a result of the misrepresentation or failure to disclose one or more material facts by the party from whom indemnification is sought.  Appropriate indemnification language will be included in the registration documents at the time the registration is undertaken.

9.                                       Purchasers’ Right of First Refusal

9.1.                              If a Founder (Kirk, Durham or TFS are the Founders) elects to offer any of the Common Stock or the Conversion Stock for sale, the selling Founder must first offer to sell the offered Common Stock or Conversion Stock to the other Founders on the same terms that the selling Founder plans to offer the shares for sale to other parties.  The non-selling Founders shall then have thirty days to elect to purchase the Common Stock or Conversion Stock offered by the Selling Founder on a pro rata basis.  If any non-selling Founder does not wish to purchase the offered shares, the other non-selling Founders shall have an additional ten days to elect to purchase the non-electing shareholders share of the offered Common Stock or Conversion Stock.  If any of the offered Common Stock or Conversion Stock is not purchased under this right of first refusal, for a period of six months thereafter, the selling Founder may offer the Common Stock or the Conversion Stock to others on the same terms proposed to the other Founders.  If the selling Founder does not sell the offered Common Stock or Conversion Stock within six months, the offer must be withdrawn and the selling Founder may thereafter reoffer to the other Founders in accordance with these rights of first refusal.

9.2.                              These rights of first refusal shall expire upon the first to occur of the following: (i) the closing of the first public offering of the Common Stock of GENESIS to the general public which is effected pursuant to a registration statement filed with, and declared effective by, the Commission under the Securities Act; (ii) January 1, 2004, or (iii) as to a Purchaser if such Purchaser no longer holds at least 25% of shares of Common Stock and/or Conversion Stock (appropriately adjusted for Recapitalizations) purchased in accordance with the terms of this Stock Investment Agreement.

10.                                 Co-Sale Rights.

10.1.                        If any Founder receives an offer from a third party to purchase some or all of that Founder’s Common Stock or Conversion Stock whether purchased in this transaction or acquired in some other transaction, the other Founders shall have the right to participate in the sale of the Common Stock or Conversion Stock on the same terms as the selling Founder.  The selling Founder must notify the other Founders of the offer, and the other Founders will have thirty days after notice in which to elect to participate in the sale (or to purchase the shares offered under the rights of first refusal described in Paragraph 9).  If a Founder does not elect to participate in the sale, the remaining Founders shall allocate the total number of shares to be offered to the purchasing party among them pro rata based on the number of shares each holds immediately prior to the sale.

10.2.                        These co-sale rights shall expire upon the first to occur of the following: (i) the closing of the first public offering of the Common Stock of GENESIS to the general public which is effected pursuant to a registration statement filed with, and declared effective by, the Commission under the Securities Act; (ii) January 1, 2004, or (iii) if such selling Founder no longer holds at least 25% of shares of Common Stock and/or Conversion Stock (appropriately adjusted for Recapitalizations) purchased in accordance with the terms of this Stock Investment Agreement.

11.                                 Miscellaneous

11.1.                        Governing Law. This Agreement shall be governed in all respects by the internal laws of the State of Washington.

11.2.                        Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made by any Purchaser and the closing of the transactions contemplated hereby.

11.3.                        Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto, provided, however, that the rights of a Purchaser to purchase the Shares shall not be assignable without the consent of GENESIS.

11.4.                        Entire Agreement: Amendment. This Agreement and the other documents delivered pursuant hereto at the Closing constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

11.5.                        Notices.

11.5.1.               All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by facsimile, or otherwise delivered by hand or by a nationally-recognized overnight courier, addressed to the last designated address of the party to receive the notification.  Initial addresses are set forth on the signature page of this Stock Investment Agreement.  Addresses may be changed from time to time by written notice to the other parties in accordance with this provision.

11.5.2.               Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given (a) in the case of personal delivery or delivery by facsimile copy, on the date of such delivery, (b) in the case of a nationally-recognized overnight courier, on the next business day after the date when sent and (c) in the case of mailing, on the third business day following that on which the piece of mail containing such communication has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid.

11.6.                        Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any holder of any Shares, upon any breach or default of GENESIS under this Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring

11.7.                        Expenses. GENESIS and each Purchaser shall bear its own expenses incurred on its behalf with respect to this Agreement and the transactions contemplated hereby.

11.8.                        Counterparts. This Agreement may be executed in any number of counterparts, each of which may be executed by less than all of the Purchasers, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

11.9.                        Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

11.10.                  Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not considered in construing or interpreting this Agreement.

The foregoing Agreement is hereby executed as of the date first above written.

GENESIS FINANCIAL, INC., a Washington corporation.

By:	/s/Michael A. Kirk
Michael A. Kirk, President

By:	/s/Brad E. Herr
Brad E. Herr, Secretary

PURCHASERS

/s/Michael A. Kirk		/s/Douglas A. Durham
Michael A. Kirk (25,000 Shares)		Douglas A. Durham (25,000 Shares)

/s/John R. Coghlan
John R. Coghlan, President
Temporary Financial Services, Inc.
(200,000 shares for cash)
(250,000 shares for 50,000 TFS shares)
($200,000 Convertible Note)